EXHIBIT 4.6

                    WARRANT AND REGISTRATION RIGHTS AGREEMENT


     AGREEMENT,  dated as of the 27th day of  September,  1996,  by and  between
H.E.R.C.   PRODUCTS   INCORPORATED   ("Company")  and  THE  EQUITY  GROUP,  INC.
("Holder").

                  WHEREAS, on September 27, 1996 ("Date of Grant"), the Company agreed to issue a warrant ("Warrant") to The Equity Group, Inc., a New York corporation ("Equity"), to purchase up to 50,000 shares of the common stock, $.01 par value ("Common Stock"), and in connection therewith the Company agreed to grant the registration rights set forth below, said Warrant being issued in respect of Equity's services to the Company pursuant to that certain Consulting Agreement entered into between Equity and the Company on September 27, 1996 (the "Consulting Agreement") pursuant to which Equity will render financial public relations and consulting services to the Company for a period of up to two years until September 30, 1998.

                  NOW THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree as follows:

     1. Issuance. The Company hereby issues to the Holder the right to purchase up to an aggregate of 50,000 shares of Common Stock on the terms and conditions herein set forth (such right being referred to as the "Warrant").

     2. Purchaser Price. The purchase price of each share of Common Stock subject to this Warrant shall be $2.75.

     3. Exercise and Term. The Holder has the right to purchase the shares of Common Stock subject to this Warrant from September 27, 1996 until the close of business on September 26, 2001.

     4. Payment of Exercise Price. The purchase price for the shares of Common Stock pursuant to which the Warrant is exercised, will be paid in full at the time of exercise, in cash by certified check or wire transfer, unless otherwise agreed to in writing by the Company. Exercise of any Warrant hereunder shall be by written notice to the Company at its principal place of business, specifying the number of shares of Common Stock being purchased and accompanied by payment of the purchase price and any withholding tax obligations imposed on the Company by reason of the exercise of the Warrant. In the event that the tax obligation, if any, is not paid, the Company will be permitted to treat as payment of any withholding tax amount due, the exercise of that number of whole shares of Common Stock equal to the amount of the tax due divided by the fair market value of the Common Stock as of the date the Warrant is exercised, and the Company will be permitted to deduct such number of shares of Common Stock from the total number being exercised. Certificates representing the shares as to which the Warrant shall have been exercised shall be registered in the name of the person exercising the Warrant.

     5. Rights of Stockholder. The Holder shall not have any of the rights of a stockholder with respect to the Common Stock covered by the Warrant until the date of the issuance of a stock certificate for shares of Common Stock purchased hereunder.

     6. Transferability. Unless consented to in writing by the Company, which consent shall not be unreasonably withheld, this Warrant and the rights conferred may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Warrant or any right conferred hereby, or upon the levy of any attachment or similar process on the rights conferred hereby, without the written consent of the Company, this Warrant and the rights conferred hereby shall immediately become null and void. Before the Company consents to any transfer, assignment, pledge or hypothecation of this Warrant, the transferee, assignee or pledgee of the Warrant shall agree to be bound by the terms of this Warrant and deliver such other certificates and agreements as the Company reasonably requests. Notwithstanding the foregoing and subject to paragraph 8 below, the Warrant may be transferred to the then current officers, directors and shareholders of the Holder (the "Permitted Transferees"), provided such Permitted


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Transferees  agree to be bound by the terms of this  Warrant  and  deliver  such certificates and agreements as the Company reasonably requests.

     7. Restricted Nature of Securities. This Warrant and the shares of Common Stock receivable on the exercise of the Warrant are not registered under the Securities Act of 1933, as amended (the "Act"). As a condition to the sale of Common Stock on the exercise of the Warrant, the person exercising such warrant may be required by the Company to give it such documents, including such appropriate investment representations as may be required by Counsel for the Company and such additional agreements as the Counsel for the Company may determine, as a condition to the acceptance of the exercise of any Warrant hereunder.

                  The Holder represents that it has received and carefully reviewed the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996, and Annual Report to Stockholders and related proxy materials for the Company's Annual Meeting, held on July 18, 1996, and has been granted the opportunity to obtain any additional, publicly available information relating to the Company and ask questions of executives of the Company that it deems necessary to verify the accuracy and completeness of the information provided to it. Holder represents that it is acquiring this Warrant and will acquire the Common Stock on its exercise solely for its own account, for the purpose of investment and not with a view to or for resale in connection with any distribution thereof, except in compliance with the Act, any applicable state securities laws and the rules and regulations thereunder. Holder represents that its knowledge and experience in financial and business matters is such that it is capable of evaluating an investment in the Warrant and that its financial condition is such that it can bear the economic risks of acquiring and holding this Warrant.

     8. Sales Under Securities Act. Anything in this Agreement to the contrary notwithstanding, the Holder hereby agrees that it shall not sell, transfer by any means or otherwise dispose of this Warrant or the shares of Common Stock acquired by him upon exercise of the Warrant hereunder without registration under the Act, or in the event that they are not so registered, unless (a) an exemption from the Act is available thereunder, and (b) the Holder has furnished the Company with notice of such proposed transfer, and the Counsel for the Company, in its reasonable opinion, shall deem such proposed transfer to be so exempt, or the Holder has furnished the Company with notice of such proposed transfer, together with an opinion of legal counsel reasonably satisfactory to the Counsel for the Company, that in such counsel's opinion such proposed transfer shall be so exempt.

     9.    Stop Transfer: Legend.

     (a) The Company may place stop transfer orders with its transfer agent against the transfer of the shares of Common Stock issuable under the Warrant hereof in the absence of registration under the Act or an exemption therefrom provided herein.

     (b) The certificates evidencing shares of Stock to be issued upon the exercise of the Warrant may bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to an warrant agreement dated September 27, 1996, a copy of which is on file with the Company, and may not be transferred, pledged or disposed or exempt in accordance with the terms and conditions thereof."




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     10.            Adjustment to Number of Securities.

     (a) If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of stock or securities of the Company through stock dividend, stock split or reverse stock split, or stock of a different par value or without par value through amendment to the Company's Certificate of Incorporation, an appropriate and proportionate adjustment shall be made in the number and/or kind of securities allocated to this Warrant, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding portion of this Warrant, but with a corresponding adjustment in the price for each share of Common Stock or other unit of any security remaining covered by this Warrant.

     (b) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations in which the Company will not survive as an independent, publicly owned corporation, or of a transfer of substantially all the property or more than eighty percent (80%) of the then outstanding shares of Common Stock of the Company to another corporation, any Warrant granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the assumption of the Warrant granted, or the substitution for the Warrants of new warrants covering the shares of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of stock and prices, in which event the Warrant theretofore granted or the new warrants substituted therefor, shall continue in the manner and under the terms so provided.

     (c) Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under any such adjustment.

     11.  "Piggyback" Registration.

     (a) Basic Right. If at any time prior to September 26, 2001 the Company proposes to register for sale by it or for the account of others, any of its equity securities under the Act, other than in connection with a merger, acquisition or exchange offer, and other than an offering on Form S-8 or any successor form on which the Holder's securities may be registered, and provided further that any person to which the Company has granted a registration right prior to the Date of Grant does not object in writing to the exercise of the Holder's registration rights hereunder in connection with any registration rights of theirs, the Company shall, at least fifteen (15) days prior to the filing of such registration statement with the Securities and Exchange
Commission (the "Commission"), give notice of its intention to do so to the Holder. If the Holder notifies the Company within ten (10) days after the giving of such notice by the Company of its desire to include any shares of Common Stock received on exercise of this Warrant in such proposed registration statement (which notice must state the number of shares to be included and the proposed plan of disposition thereof), the Company shall, subject to the provisions of subparagraph (b) below, include the shares designated by said Holder in such registration statement. Notwithstanding the foregoing, the Company shall not be obligated to register any shares of Common Stock receivable upon exercise of this Warrant at any time the shares are registered pursuant to an effective registration statement under the Act or the Holder may sell the shares in a public transaction pursuant to Rule 144 promulgated under the Act or pursuant to another exemption from registration of the shares and/or transaction under the Act.

     (b) Withdrawal of Registration Statement. Notwithstanding the provisions of subparagraph (a) above, the Company shall at all times have the absolute right to elect not to file any proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. In addition, notwithstanding the provisions of subparagraph (a) above, the Company may exclude from such registration statement all or a portion of the shares of Common Stock for which registration was requested by the Holder if, in the written opinion of the Company's managing underwriter, if any, the inclusion of all or a portion of such shares, when added to the securities being registered for sale by the Company, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering. If less than all of the shares



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of Common Stock requested for inclusion in said registration statement are to be included pursuant to the foregoing provision, the shares of Common Stock which are included shall be allocated among the selling shareholders (other than the Company) on a pro rata basis.

     12. Terms and Conditions Relating to Registration of Shares. Anything in paragraph 11 above contained to the contrary notwithstanding, the following terms and conditions shall apply to each registration of shares of Common Stock under the Act pursuant to the provisions of paragraph 11 above:

     (a) Registration Not Required. The Company shall not be required to register any shares of Common Stock under the Act if, in the written opinion of counsel for the Company, which shall be in form and substance reasonably satisfactory to the Holder of the relevant shares of Common Stock, said shares may be sold in the manner set forth in the notice to the Company requesting registration without the need for compliance with the registration provisions of the Act.

     (b) Amendment of Registration Statement. The Company shall, as expeditiously as possible, prepare and file with the Commission such amendments and supplements to the registration statement (and to any prospectus included therein) as may be necessary to keep such registration statement effective until the sale of the shares of Common Stock so registered has been completed or until the expiration of a period of 90 days after the effective date of the registration statement, whichever is earlier.

     (c) Prospectuses, etc. The Company shall furnish to the selling Holder, such number of prospectuses, preliminary prospectuses and other documents as the selling Holder may reasonably request in order to facilitate the public sale of its shares of Common Stock.

     (d) Expenses. The Company shall pay all costs, fees and expenses in connection with the registration of the shares of Common Stock, including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Company shall not be required to pay any (i) fees and expenses of legal counsel for the Holder, (ii) transfer taxes, or (iii) underwriters' or brokers' fees, discounts or commissions.

     (e) Indemnification.

     (1) By the Company. The Company shall indemnify, to the full extent permitted by law, the Holder, its directors and officers (if applicable) and each person, if any, who controls the Holder within the meaning of Section 15 of the Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to the Holder furnished in writing to the Company by the Holder expressly for use therein.

     (2) By the Holder. In connection with any registration statement in which the Holder is participating, the Holder shall indemnify, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of Section 15 of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or caused by any information with respect to the Holder furnished in writing to the Company by the Holder expressly for use therein.




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     (3)   Indemnification   Procedures.   Any   person  who  is   entitled   to
indemnification under this subparagraph 12(f) shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.


     (4) Contribution. If for any reason the indemnification provided for in the preceding subparagraph 12(f)(i) or 12(f)(ii) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (5) Actions by Holder. The Holder shall, at his cost and expense, complete, execute and deliver all questionnaires, powers of attorney, undertakings and other documents and instruments, and take all such other actions, as are from time to time reasonably requested by the Company.

     (6) Use of Prospectus. The Holder, upon receipt of notice from the Company of the occurrence of an event which requires a post-effective amendment to the registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of his shares of Common Stock until he has received copies of a supplemented or amended prospectus from the Company.

     13.   Miscellaneous Provisions.

     (a) Applicable Law. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects b the internal laws of the State of New York. The Company and the Holder each hereby agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding and agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon in any suit, action or proceeding.




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     (b) Amendment.  This Agreement may only be amended by a written  instrument executed by the Company and by the Holder.

     (c) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     (d) Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     (e) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

                     If to the Holder, to: The Equity Group Inc.
                                               919 Third Avenue
                                               New York, New York  10019
                                               Attention:   Robert D. Goldstein

                     If to Company, to: H.E.R.C. Products Incorporated
                                               3622 North 34th Avenue
                                               Phoenix, Arizona  85017
                                               Attention:  Secretary

     (f) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     (g) Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     (h) Gender. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


                                              H.E.R.C. PRODUCTS INCORPORATED


                                              By:
                                                 Gary S. Glatter, President


                                              THE EQUITY GROUP, INC.


                                              By:
                                                 Robert D. Goldstein, President



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